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                                                                    Exhibit 23.1





                       Consent of Independent Accountants

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 1995 appearing on page 22 of UCI Medical Affiliates, Inc's Annual Report on Form 10-KSB for the year ended September 30, 1995. We also consent to the references to us under the heading "Experts" in such Registration Statement





PRICE WATERHOUSE LLP

Columbia, SC
April 8, 1996